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      PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         WELLPOINT HEALTH NETWORKS INC.
          PROXY/VOTING INSTRUCTIONS FOR SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2004

      By signing on the other side, I/we appoint Leonard D. Schaeffer and Thomas
C. Geiser, and either of them, as proxies, each with full power of substitution, acting jointly or by any one of them, to vote and act with respect to all shares of common stock of the undersigned in WellPoint Health Networks Inc., at the Special Meeting of Stockholders to be held on June 28, 2004, or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/ prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations provided below and at their discretion on any matters that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 LISTED ON THE REVERSE SIDE OF THIS CARD. THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS THAT ARE TO BE PRESENTED AT THE MEETING.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)


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                     - DETACH HERE FROM PROXY VOTING CARD. -


           YOU CAN NOW ACCESS YOUR WELLPOINT ACCOUNT ONLINE. Access your WellPoint stockholder account online via Investor ServiceDirect (R) (ISD).

Mellon Investor Services LLC, Transfer Agent for WellPoint Health Networks Inc., now makes it easy and convenient to get current information on your stockholder account.

-  View account status                   - View payment history for dividends
-  View certificate history              - Make address changes
-  View book-entry information           - Obtain a duplicate 1099 tax form
                                         - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

              INVESTOR SERVICEDIRECT(R) IS A REGISTERED TRADEMARK
                         OF MELLON INVESTOR SERVICES LLC
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          THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
                  INDICATED, WILL BE VOTED "FOR" THE PROPOSAL.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                         Mark Here
                                                         for Address     [ ]
                                                         Change or
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTOR RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                                           FOR  AGAINST  ABSTAIN
1. To adopt the Amended and Restated Agreement and         [ ]    [ ]      [ ]
   Plan of Merger, effective as of October 26, 2003, among Anthem, Anthem Holding Corp. and WellPoint, and the transactions contemplated thereby, including the merger, as more fully described in the accompanying joint proxy statement/prospectus.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON JUNE 28, 2004. YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS, AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

The undersigned acknowledges receipt from WellPoint Health Networks Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated May 11, 2004.

We encourage you to vote by telephone or the Internet. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card and return it in the enclosed postage-paid envelope; if you wish to vote in accordance with the Board of Directors' recommendation, you need not mark any voting boxes. IF YOU DO NOT SUBMIT YOUR PROXY OR PROPERLY INSTRUCT YOUR BROKER TO VOTE YOUR SHARES AND YOU DO NOT VOTE IN PERSON AT THE SPECIAL MEETING OF STOCKHOLDERS, THE EFFECT WILL BE THE SAME AS IF YOU VOTED "AGAINST" PROPOSAL 1.

SIGNATURE                      SIGNATURE                       DATE
         ---------------------          ----------------------     -------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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                     - DETACH HERE FROM PROXY VOTING CARD -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

            INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59
                PM EST THE DAY PRIOR TO THE SPECIAL MEETING DAY.

    YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                            HTTP://WWW.EPROXY.COM/WLP

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

                                       OR

                                      MAIL

                         Mark, sign and date your proxy
                       card and return it in the enclosed
                             postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE JOINT PROXY STATEMENT/PROSPECTUS
ON THE INTERNET AT: HTTP://WWW.WELLPOINT.COM